EXHIBIT 11

                                    KSW, INC.

                       STATEMENT REGARDING COMPUTATION OF
                          NET EARNINGS (LOSS) PER SHARE
                                   (unaudited)
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
                                             Nine Months    Nine Months    Three Months    Three Months
                                            Ended 9/30/00  Ended 9/30/99  Ended 9/30/00   Ended 9/30/99
                                            -------------  -------------  -------------   -------------
NET EARNINGS/(LOSS)                          $   384,000    $   667,000    $  (315,000)    $   574,000
                                             ===========    ===========    ===========     ===========


EARNINGS/(LOSS) PER SHARE - PRIMARY
Weighted average shares outstanding
    during the period                          5,468,644      5,468,644      5,468,644       5,468,644
                                             ===========    ===========    ===========     ===========


Earnings/(Loss) per common share
Primary                                      $       .07    $       .12    $      (.06)    $        .0
                                             ===========    ===========    ===========     ===========


EARNINGS PER SHARE - DILUTED
----------------------------
Weighted average shares outstanding
    during the period                          5,468,644      5,468,644      5,468,644       5,468,644


Common and Common Stock equivalent shares
using the treasury stock method                  188,332              0        186,190               0
                                             -----------    -----------    -----------     -----------


Total shares outstanding for purposes of
calculating diluted earnings                   5,656,976      5,468,644      5,654,834       5,468,644
                                             ===========    ===========    ===========     ===========


Earnings per common and common Equivalent
share - Diluted                              $       .07    $       .12    $      (.06)    $       .10
                                             ===========    ===========    ===========     ===========
